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                                                                      EXHIBIT 11

            Healthdyne Information Enterprises, Inc. and Subsidiaries
             Statements of Computation of Per Share Earnings (Loss)
                    (in thousands, except per share amounts)

                                                                            THREE MONTHS ENDED MARCH 31,
                                                              ----------------------------------------------------------
                                                                          1998                         1997
                                                              ----------------------------- ----------------------------
                                                                                     (UNAUDITED)
Net earnings (loss)                                                       $352                        $(503)
                                                              ============================= ============================

     Weighted average number of common shares
     outstanding                                                         20,902                       20,182
                                                              ============================= ============================

Basic net earnings (loss) per share                                      $0.02                        $(0.02)
                                                              ============================= ============================

Shares used in the calculation of diluted net
earnings (loss) per share:
     Weighted average number of common shares
     outstanding                                                         20,902                       20,182

     Additional shares issuable from assumed
     exercise of options (see note 1)                                     787                            0
                                                              ----------------------------- ----------------------------
                                                                         21,689                       20,182
                                                              ============================= ============================

Diluted earnings (loss) per share                                        $0.02                        $(0.02)
                                                              ============================= ============================

Note 1: Since stock options are anti-dilutive to the diluted loss per common share calculation, stock options are not considered in such diluted loss per share calculation for the three months ended March 31, 1997.